ABERCROMBIE & FITCH CO. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

•Company delivers record fourth quarter and full year net sales of $1.7 billion and $5.3 billion, respectively
•Fourth quarter net sales grew 5% to 2024, with balanced growth across regions, brands and channels
•Full year net sales grew 6% to 2024, with growth across regions and channels
•Hollister brands delivers record full year 2025 net sales on growth of 15%, with Abercrombie down 1%
•Full year operating margin of 13.3%, and net income per diluted share of $10.46
•Full year share repurchases of $450 million, or 5.4 million shares, representing 11% of shares outstanding at February 1, 2025
•Provides full year 2026 outlook for net sales growth in the range of 3% to 5%, operating margin in the range of 12.0% to 12.5%, net income per diluted share in the range of $10.20 to $11.00

New Albany, Ohio, March 4, 2026: Abercrombie & Fitch Co. (NYSE: ANF) today announced results for the fourth quarter and fiscal year ended January 31, 2026. These compare to results for the fourth quarter and fiscal year ended February 1, 2025. Descriptions of the use of non-GAAP financial measures and reconciliations of GAAP and non-GAAP financial measures accompany this release.
Fran Horowitz, Chief Executive Officer, said, “Our record fourth quarter net sales marked our thirteenth consecutive quarter of growth, with both operating margin and earnings per share at the high end of expectations we shared in early January.

Reflecting on fiscal 2025, I’m proud of our accomplishments. We delivered record net sales with 6% growth and achieved our third straight year of double-digit operating margins, all while continuing to strengthen the business through investments in marketing, stores, people, and digital capabilities. Supported by $619 million in operating cash flow, we repurchased 5.4 million shares, representing 11% of shares outstanding at the beginning of the year, reinforcing our commitment to long term value creation and shareholder returns.
We entered fiscal 2026 with a strong foundation, including two globally relevant brands, a proven operating model, and a robust balance sheet, all managed by a world class team. Our goals for 2026 are to grow net sales, deliver another year of double-digit operating margin and grow earnings per share, all while making strategic investments that will fuel our long-term global ambition.”
Details related to reported net income per diluted share and adjusted net income per diluted share for the fourth quarter and full year are as follows:

	Fourth Quarter		Full Year
	2025	2024	2025	2024
GAAP	$3.68	$3.57	$10.46	$10.69
Excluded items, net of tax effect (1)	—	—	(0.60)	—
Adjusted non-GAAP	$3.68	$3.57	$9.86	$10.69
Impact from changes in foreign currency exchange rates (2)	—	(0.03)	—	(0.09)
Adjusted non-GAAP constant currency	$3.68	$3.54	$9.86	$10.60
(1)Excluded items consist of a favorable settlement, net of legal fees, of payment card interchange fee litigation and the tax effect of pre-tax excluded item.
(2)The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate.

A summary of results for the fourth quarter ended January 31, 2026 as compared to the fourth quarter ended February 1, 2025:
•Net sales of $1.67 billion up 5% as compared to last year, with comparable sales of 1%.
•Operating income of $236 million as compared to $256 million last year.
•Operating margin as a percent of sales of 14.1% as compared to 16.2% last year.
•Net income per diluted share of $3.68 as compared to net income per diluted share last year of $3.57.
A summary of results for the full year ended January 31, 2026 as compared to the full year ended February 1, 2025:
•Net sales of $5.27 billion up 6% as compared to last year, with comparable sales of 3%.
•Operating income of $699 million and $661 million on a reported and adjusted non-GAAP basis, respectively. This compares to operating income last year of $741 million on a reported basis.
•Operating margin as a percent as sales decreased to 13.3% and 12.5% on a reported and adjusted non-GAAP basis, respectively. This compares to an operating margin last year of 15.0% on a reported basis.
•Net income per diluted share of $10.46 and $9.86 on a reported and adjusted non-GAAP basis, respectively. This compares to net income per diluted share last year of $10.69 on a reported basis.

Net Sales
Net sales by segment and brand for the fourth quarter and full year are as follows:

	Fourth Quarter
(in thousands)	2025	2024	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$1,383,943	$1,319,720	5%	2%
EMEA (4)	241,384	224,467	8%	(3)%
APAC (5)	44,475	40,730	9%	0%
Total company	$1,669,802	$1,584,917	5%	1%

Net sales by brand family:	2025	2024	1 YR % Change	Comparable sales (2)
Abercrombie	$806,502	$772,670	4%	(1)%
Hollister	863,300	812,247	6%	3%
Total company	$1,669,802	$1,584,917	5%	1%

	Full Year
(in thousands)	2025	2024	1 YR % Change	Comparable sales (2)
Net sales by segment: (1)
Americas (3)	$4,290,395	$4,027,514	7%	4%
EMEA (4)	818,140	770,519	6%	0%
APAC (5)	157,757	150,554	5%	(3)%
Total company	$5,266,292	$4,948,587	6%	3%

Net sales by brand family:	2025	2024	1 YR % Change	Comparable sales (2)
Abercrombie	$2,523,662	$2,556,434	(1)%	(7)%
Hollister	2,742,630	2,392,153	15%	13%
Total company	$5,266,292	$4,948,587	6%	3%
(1)Net sales by segment are presented by attributing revenues to a physical store location or geographical region that fulfills the order.
(2)Comparable sales are calculated on a constant currency basis. Refer to "REPORTING AND USE OF GAAP AND NON-GAAP MEASURES," for further discussion.
(3)The Americas segment includes the results of operations in North America and South America.
(4)The EMEA segment includes the results of operations in Europe, the Middle East and Africa.
(5)The APAC segment includes the results of operations in the Asia-Pacific region, including Asia and Oceania.

Financial Position and Liquidity
As of January 31, 2026 the company had:
•Cash and equivalents of $760 million as compared to $773 million as of February 1, 2025.
•Marketable securities of $25 million as compared to $116 million as of February 1, 2025. The decrease from February 1, 2025 was primarily due to maturities in Fiscal 2025.
•Inventories of $601 million compared to $575 million as of February 1, 2025.
•Borrowing capacity of $500 million under the senior-secured asset-based revolving credit facility (the "ABL Facility") with net borrowing available of $450 million after minimum excess availability requirement.
•Liquidity comprised of cash and equivalents and borrowing available under the ABL Facility, of approximately $1.2 billion, compared to $1.2 billion as of February 1, 2025.

Cash Flow and Capital Allocation
Details related to the company's cash flows for the full year ended January 31, 2026 are as follows:
•Net cash provided by operating activities of $619 million.
•Net cash used for investing activities of $151 million, primarily reflecting capital expenditures, partially offset by maturities of marketable securities.
•Net cash used for financing activities of $495 million, primarily reflecting share repurchases.

During the fourth quarter of 2025, the company repurchased 0.9 million shares for approximately $100 million. For the full year ended January 31, 2026, the company repurchased 5.4 million shares for $450 million representing a 11% reduction in shares outstanding at the beginning of the year. The company has $850 million remaining on the share repurchase authorization established in March 2025.

Depreciation and amortization was $155 million for fiscal 2025 as compared to $154 million in fiscal 2024.

Fiscal 2026 First Quarter and Full Year Outlook

For fiscal 2026, the company expects:
	First Quarter Outlook (1)	Full Year Outlook (1)
Net sales	Growth In The Range of 1% to 3%	Growth In The Range of 3% to 5%
Operating margin	Around 7.0%	In the Range of 12.0% to 12.5%
Effective tax rate (2)	Around 26%	Around 29%
Net income per diluted share (3) (4)	In The Range of $1.20 to $1.30	In The Range of $10.20 to $11.00
Share repurchases (4)	At least $100 million	Around $450 million
Diluted weighted average shares (3) (4)	Around 46 million	Around 45 million
Capital expenditures		In The Range of $200 to $225 million
Real estate activity (5) (all approximate)		~30 Net Store Openings
55 Openings, 25 Closures
70 Remodels and Right-Sizes

(1)    Includes the estimated impact of a 15% tariff on all goods imported into the United States, based on an announcement by the U.S. presidential administration on February 21, 2026. These tariffs are assumed to be effective beginning February 24, 2026, and to remain in effect for the entirety of fiscal 2026. Net of planned mitigation efforts, the outlook assumes a year-over-year tariff impact as a percentage of net sales of approximately 290 basis points for the first quarter and 70 basis points for the full year. This fiscal 2026 outlook does not include any potential refunds or recoveries of tariffs imposed pursuant to the International Emergency Economic Powers Act.
(2)     The current outlook for effective tax rate is sensitive to the jurisdictional mix and level of income and does not include the impact of potential future tax policy or legislative changes.
(3)    The current outlook for net income per diluted share and diluted weighted average shares includes the anticipated impact to shares outstanding from potential share repurchase activity in fiscal 2026.
(4)    The timing and amount of any such repurchases will be determined based on an evaluation of market conditions, the company’s share price, legal requirements, and other factors.
(5)    Owned-and-operated stores only.

Conference Call
Today at 8:30 AM, ET, the company will conduct a conference call and provide additional details around its quarterly and full year results and its outlook for the first quarter and full year for fiscal 2026. To access the call by phone, participants will need to register at the following URL address to obtain a dial-in number and passcode:

https://register-conf.media-server.com/register/BI5e375d033bf8476fb678743e8a90c279

Accompanying materials, including an investor presentation and certain unaudited quarterly financial information, will be available in the “Investors” section at corporate.abercrombie.com at approximately 7:30 AM ET, today. Important information may be disseminated initially or exclusively via the website; investors should consult the site to access this information.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our fiscal 2026 first quarter and full year 2026 results, relate to our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “goal,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets, estimates, or performance outlooks whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025,and in our subsequent reports and filings with the Securities and Exchange Commission, as well as the following factors: risks and uncertainties related to global trade policy and international trade disputes, including the impact of the imposition, modification, or threat of imposition of new or increased tariffs by the United States or foreign governments, including uncertainty regarding the timing and implementation of changes to existing tariff programs, or other changes to trade policies or arrangements; risks related to changes in global economic and financial conditions, including inflation, and the resulting impact on consumer spending and our operating results, financial condition, and expense management; risks and uncertainty related to the implementation and effectiveness of our new merchandising enterprise resource planning (“ERP”) system, including the risk of temporary disruptions that may adversely affect inventory management and selling activities; risks related to global operations, including changes in the economic or political conditions where we sell or source our products; risks related to the geopolitical landscape and ongoing armed conflicts, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience and the impact of such conflicts or events on international trade, supplier delivery or increased freight costs; risks related to natural disasters and other unforeseen catastrophic events; risks related to our failure to engage our customers, anticipate customer demand, expectations, and changing fashion trends, and manage our inventory and product delivery; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to successfully invest in and execute on our customer, digital and omnichannel initiatives; risks related to our ability to successfully execute technology initiatives and partnerships, such as those relating to artificial intelligence technology; risks related to our ability to execute on, and maintain the success of, our strategic and growth initiatives or any future strategic reviews or initiatives; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our global operations, may result in volatility in our results of operations; risks and uncertainty related to adverse public health developments; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; and the potential loss or disruption to our information systems, and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing laws and regulations.

Other Information
This document includes certain adjusted non-GAAP financial measures, which are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and exclude the impact of certain items. Management uses these non-GAAP financial measures to evaluate the company’s performance and manage its operations, and believes such measures to be helpful in understanding the company's results of operations or financial position. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Additional details about non-GAAP financial measures and a reconciliation of GAAP financial measures to non-GAAP financial measures can be found in the “Reporting and Use of GAAP and Non-GAAP Measures” section. Sub-totals and totals may not foot due to rounding.Net income and net income per share financial measures included herein are attributable to Abercrombie & Fitch Co., excluding net income attributable to noncontrolling interests.

As used in this document, references to "Americas" includes North America and South America, "EMEA" includes Europe, the Middle East and Africa and "APAC" includes the Asia-Pacific region, including Asia and Oceania.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a global, digitally led omnichannel specialty retailer of apparel and accessories catering to kids through millennials with assortments curated for their specific lifestyle needs.

The company operates a family of brands, including Abercrombie brands and Hollister brands each sharing a commitment to offer products of enduring quality and exceptional comfort that support global customers on their journey to being and becoming who they are. Abercrombie & Fitch Co. operates approximately 830 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites abercrombie.com, abercrombiekids.com, and HollisterCo.com.

Investor Contact:	Media Contact:

Mo Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	January 31, 2026	% of Net Sales	February 1, 2025	% of Net Sales
Net sales	$1,669,802	100.0%	$1,584,917	100.0%
Cost of sales, exclusive of depreciation and amortization	676,491	40.5%	610,907	38.5%
Selling expense	574,792	34.4%	526,423	33.2%
General and administrative expense	181,819	10.9%	194,544	12.3%
Other operating loss (income), net	769	0.0%	(3,021)	(0.2)%
Operating income	235,931	14.1%	256,064	16.2%
Interest expense	544	0.0%	539	0.0%
Interest income	(6,975)	(0.4)%	(9,437)	(0.6)%
Interest income, net	(6,431)	(0.4)%	(8,898)	(0.6)%
Income before income taxes	242,362	14.5%	264,962	16.7%
Income tax expense	67,594	4.0%	75,267	4.7%
Net income	174,768	10.5%	189,695	12.0%
Less: Net income attributable to noncontrolling interests	2,638	0.2%	2,469	0.2%
Net income attributable to A&F	$172,130	10.3%	$187,226	11.8%

Net income per share attributable to A&F
Basic	$3.77		$3.72
Diluted	$3.68		$3.57

Weighted-average shares outstanding:
Basic	45,668		50,265
Diluted	46,837		52,461

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended		Fifty-Two Weeks Ended
	January 31, 2026	% of Net Sales	February 1, 2025	% of Net Sales
Net sales	$5,266,292	100.0%	$4,948,587	100.0%
Cost of sales, exclusive of depreciation and amortization	2,028,884	38.5%	1,773,926	35.8%
Selling expense	1,809,633	34.4%	1,689,988	34.2%
General and administrative expense	725,471	13.8%	750,485	15.2%
Other operating loss (income), net	3,161	0.1%	(6,632)	(0.1)%
Operating income	699,143	13.3%	740,820	15.0%
Interest expense	2,375	0.0%	12,077	0.2%
Interest income	(24,004)	(0.5)%	(39,934)	(0.8)%
Interest (income) expense, net	(21,629)	(0.4)%	(27,857)	(0.6)%
Income before income taxes	720,772	13.7%	768,677	15.5%
Income tax expense	205,777	3.9%	194,661	3.9%
Net Income	514,995	9.8%	574,016	11.6%
Less: Net income attributable to noncontrolling interests	8,074	0.2%	7,793	0.2%
Net income attributable to A&F	$506,921	9.6%	$566,223	11.4%

Net income per share attributable to A&F
Basic	$10.71		$11.14
Diluted	$10.46		$10.69

Weighted-average shares outstanding:
Basic	47,319		50,839
Diluted	48,476		52,971

Reporting and Use of GAAP and Non-GAAP Measures
The company believes that each of the non-GAAP financial measures presented are useful to investors as they provide a measure of the company’s operating performance excluding the effect of certain items which the company believes do not reflect its future operating outlook, therefore supplementing investors’ understanding of comparability of operations across periods. Management used these non-GAAP financial measures during the periods presented to assess the company’s performance and to develop expectations for future operating performance. Non-GAAP financial measures should be used supplementally to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

The company provides comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation.

The company also provides certain financial information on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current year average exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 26% tax rate.

In addition, the company provides EBITDA and Adjusted EBITDA as supplemental measures used by the company’s executive management to assess the company’s performance. We also believe these supplemental performance measures are meaningful information for investors and other interested parties to use in computing the company’s core financial performance over multiple periods and with other companies by excluding the impact of differences in tax jurisdictions, debt service levels and capital investment.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Fifty-Two Weeks Ended January 31, 2026
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	% of Net Sales	Excluded item (2)	Adjusted non-GAAP	% of Net Sales
Litigation settlement	$(38,574)		$(38,574)	$—
Operating income	699,143	13.3%	38,574	660,569	12.5%
Income before income taxes	720,772	13.7%	38,574	682,198	13.0%
Income tax expense (3)	205,777	3.9%	9,692	196,085	3.7%
Net income attributable to A&F	506,921	9.6%	28,882	478,039	9.1%

Net income per diluted share attributable to A&F	$10.46		$0.60	$9.86
Diluted weighted-average shares outstanding	48,476			48,476
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded item consists of a favorable settlement, net of legal fees, of payment card interchange fee litigation
(3)    The tax effect of excluded item is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Thirteen Weeks Ended January 31, 2026 and February 1, 2025
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2025	2024	% Change
GAAP (1)	$1,669,802	$1,584,917	5%
Impact from changes in foreign currency exchange rates (2)	—	16,829	(1)%
Net sales on a constant currency basis	$1,669,802	$1,601,746	4%
Operating income	2025	2024	BPS Change (3)
GAAP (1)	$235,931	$256,064	(210)
Impact from changes in foreign currency exchange rates (2)	—	(2,315)	40
Non-GAAP constant currency basis	$235,931	$253,749	(170)
Net income per diluted share attributable to A&F	2025	2024	$ Change
GAAP (1)	$3.68	$3.57	$0.11
Impact from changes in foreign currency exchange rates (2)	—	(0.03)	0.03
Non-GAAP on a constant currency basis	$3.68	$3.54	$0.14
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Fifty-Two Weeks Ended January 31, 2026 and February 1, 2025
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

Net sales	2025	2024	% Change
GAAP (1)	$5,266,292	$4,948,587	6%
Impact from changes in foreign currency exchange rates (2)	—	33,163	(1)%
Net sales on a constant currency basis	$5,266,292	$4,981,750	6%
Operating income	2025	2024	BPS Change (3)
GAAP (1)	$699,143	$740,820	(170)
Excluded items (4)	(38,574)	—	(80)
Adjusted non-GAAP	$660,569	$740,820	(250)
Impact from changes in foreign currency exchange rates (2)	—	(7,099)	30
Adjusted non-GAAP on a constant currency basis	$660,569	$733,721	(220)
Net income per diluted share attributable to A&F	2025	2024	$ Change
GAAP (1)	$10.46	$10.69	$(0.23)
Excluded items, net of tax (4)	(0.60)	—	(0.60)
Adjusted non-GAAP	$9.86	$10.69	$(0.83)
Impact from changes in foreign currency exchange rates (2)	—	(0.09)	0.09
Adjusted non-GAAP on a constant currency basis	$9.86	$10.60	$(0.74)
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded item consists of a favorable settlement, net of legal fees, of payment card interchange fee litigation.

Abercrombie & Fitch Co.
Reconciliation of EBITDA and Adjusted EBITDA
Thirteen Weeks Ended January 31, 2026 and Thirteen Weeks Ended February 1, 2025
(in thousands)
(Unaudited)

(in thousands, except ratios)	2025	% of Net Sales	2024	% of Net Sales
Net income	$174,768	10.5%	$189,695	12.0%
Income tax expense	67,594	4.0	75,267	4.7
Interest income, net	(6,431)	(0.4)	(8,898)	(0.6)
Depreciation and amortization	40,455	2.5	37,163	2.4
EBITDA (1)	$276,386	16.6	$293,227	18.5

Abercrombie & Fitch Co.
Reconciliation of EBITDA and Adjusted EBITDA
Fifty-Two Weeks Ended January 31, 2026 and Fifty-Two Weeks Ended February 1, 2025
(in thousands)
(Unaudited)

(in thousands, except ratios)	2025	% of Net Sales	2024	% of Net Sales
Net income	$514,995	9.8%	$574,016	11.6%
Income tax expense	205,777	3.9	194,661	3.9
Interest income, net	(21,629)	(0.4)	(27,857)	(0.6)
Depreciation and amortization	155,021	2.9	153,773	3.2
EBITDA (1)	$854,164	16.2	$894,593	18.1

Adjustments to EBITDA
Litigation settlement	(38,574)	(0.7)	—	—
Adjusted EBITDA (1)	$815,590	15.5	$894,593	18.1

(1)EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. EBITDA is defined as net income before interest, income taxes and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for a favorable settlement, net of legal fees, of payment card interchange fee litigation.

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and equivalents	$759,540	$772,727
Marketable securities	25,036	116,221
Receivables	146,757	105,324
Inventories	601,218	575,005
Other current assets	117,913	104,154
Total current assets	1,650,464	1,673,431
Property and equipment, net	674,079	575,773
Operating lease right-of-use assets	997,399	803,121
Other assets	219,932	247,562
Total assets	$3,541,874	$3,299,887
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$377,465	$364,532
Accrued expenses	465,549	504,922
Short-term portion of operating lease liabilities	241,265	211,600
Income taxes payable	21,721	45,890
Total current liabilities	1,106,000	1,126,944
Long-term liabilities:
Long-term portion of operating lease liabilities	$926,830	$740,013
Other liabilities	88,633	81,607
Total long-term liabilities	1,015,463	821,620
Total Abercrombie & Fitch Co. stockholders’ equity	1,403,895	1,335,628
Noncontrolling interests	16,516	15,695
Total stockholders’ equity	1,420,411	1,351,323
Total liabilities and stockholders’ equity	$3,541,874	$3,299,887

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(Unaudited)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Operating activities
Net cash provided by operating activities	$619,142	$710,376

Investing activities
Purchases of marketable securities	$(24,800)	$(139,600)
Proceeds from maturities of marketable securities	114,800	24,800
Purchases of property and equipment	(240,774)	(182,903)
Net cash used for investing activities	$(150,774)	$(297,703)

Financing activities
Repayment/redemption of senior secured notes	—	(223,331)
Purchases of common stock	(451,224)	(229,807)
Acquisition of common stock for tax withholding obligations	(36,685)	(70,208)
Other financing activities	(7,478)	(11,531)
Net cash used for financing activities	$(495,387)	$(534,877)

Effect of foreign currency exchange rates on cash	$13,540	$(7,086)
Net decrease in cash and equivalents, and restricted cash and equivalents	$(13,479)	$(129,290)
Cash and equivalents, and restricted cash and equivalents, beginning of period	$780,395	$909,685
Cash and equivalents, and restricted cash and equivalents, end of period	$766,916	$780,395

Abercrombie & Fitch Co.
Store Count Activity

	Fifty-Two Weeks Ended January 31, 2026
	Americas (1)		EMEA (2)		APAC (3)		Total Company
	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Abercrombie	Hollister	Total (4)
Company-owned
February 1, 2025	215	385	33	100	30	26	278	511	789
New	27	15	4	6	5	5	36	26	62
Permanently closed	(3)	(4)	(1)	(5)	(4)	(5)	(8)	(14)	(22)
January 31, 2026	239	396	36	101	31	26	306	523	829

Franchise
January 31, 2026	20	10	9	10	8	3	37	23	60

Total
January 31, 2026	259	406	45	111	39	29	343	546	889
(1)The Americas segment includes North America and South America.
(2)The EMEA segment includes Europe, the Middle East and Africa.
(3)The APAC segment includes the Asia-Pacific region, including Asia and Oceania.
(4)Store count excludes temporary stores.